AMENDED
                                   SCHEDULE A

                               with respect to the

                             SUB-ADVISORY AGREEMENT
                                 (March 1, 2002)

                                     between

                              ING INVESTMENTS, LLC,
                      an Arizona Limited Liability Company
                                       and
                       AELTUS INVESTMENT MANAGEMENT, INC.

                                                                         Last Continued/ Approved
Series                                     Annual Sub-Advisory Fee                by Board               Reapproval Date
------                                     -----------------------                --------               ---------------
ING VP Growth and Income Portfolio       0.225% on first $10 billion         December 18, 2002           December 31, 2003
(formerly Aetna Growth & Income VP)      0.203% on next $5 billion
                                         0.191% on over $15 Billion